UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 19, 2009

ASIA PREMIUM TELEVISION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(86-10) 6582-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification to Rights of Security Holders.

See disclosure in Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2009, the Company filed a Certificate of Amendment to Articles of Incorporation (“Certificate of Amendment”) with the Nevada Secretary of State which reflects the following corporate actions (“Corporate Actions”);

(i)

the name change of the Company to “China Grand Resorts, Inc.” and

(ii)

a reverse split of its issued and outstanding common stock, par value $0.001, on a 20 for 1 basis.

As stated in the Certificate of Amendment, the effective date of the Corporate Actions is November 16, 2009.

A true and correct copy of the Certificate of Amendment is attached hereto.

The Company’s Board of Directors approved the Corporation Actions by unanimous written consent on August 13, 2009. Shareholders holding a majority of the Common Stock approved the Corporate Actions by the written consent dated August 14, 2009. These stockholders held an aggregate 5,334,487 shares of Common Stock or 53.5% of the Common Stock issued and outstanding on such date.

The Company has previously filed a Definitive Information Statement with the Securities and Exchange Commission on October 16, 2009 relating to the Corporate Actions and the attendant shareholder consent, and has mailed the Definitive Information Statement to its shareholders on or about October 19, 2009.

Please refer to the Company’s Definitive Information Statement and the attached Certificate of Amendment for more specific details concerning the Corporate Actions.

Item 9.01

Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3(i)	Certificate of Amendment filed with the Nevada Secretary of State on October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: October 23, 2009	By:	/s/ Menghua Liu
	Name:	Menghua Liu
	Title:	Chief Executive Officer and Chairman of the Board

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